Exhibit 99.1

Willis Acquisition of Hilb Rogal & Hobbs Clears Hart-Scott-Rodino Review

NEW YORK--(BUSINESS WIRE)--Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, today announced that the U.S. Federal Trade Commission has cleared review of Willis' pending acquisition of Hilb Rogal & Hobbs ("HRH") under the Hart-Scott-Rodino Antitrust Improvements Act by granting early termination of the waiting period.

On June 8, 2008, Willis announced its entry into a definitive agreement to combine both companies. The transaction, which is expected to close in the fourth quarter of 2008, remains subject to the satisfaction of other conditions, including approval by HRH's shareholders and other required regulatory clearances.

"We are very pleased that the FTC chose to grant us early termination of the waiting period and has given us the green light," said Joe Plumeri, Chairman and CEO of Willis, "We believe this is a transformational transaction that will help us accelerate growth and increase client value."

The addition of HRH doubles Willis North America revenues and strengthens its leadership in attractive U.S. geographic growth areas such as California, Texas and Florida. It also doubles Willis' Employee Benefits business in North America and adds depth and breadth to other key practice areas such as personal lines, construction, complex property and executive risk.

Martin L. Vaughan, III, Chairman and CEO of HRH commented, "We are very happy to be moving forward with the required regulatory approval processes. Our Board of Directors and senior management team are enthusiastic about the opportunities for our clients and talented Associates. Willis brings us global reach and expertise, while we bring added talent and local market presence."

About Willis Group Holdings Limited

Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. Willis has more than 300 offices in some 100 countries, with a global team of approximately 16,000 Associates serving clients in some 190 countries. Additional information on Willis may be found at www.willis.com.

Forward Looking Statements

This communication may contain forward-looking information regarding Willis Group Holdings Limited and Hilb Rogal & Hobbs Company and the combined company after the completion of the transaction that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the potential benefits of the business combination transaction involving Willis and HRH, including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on current beliefs, expectations, forecasts and assumptions of Willis's and HRH's management that are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from these statements. Other risks and uncertainties relating to the proposed transaction include, but are not limited to, the satisfaction of conditions to closing, including receipt of shareholder, regulatory and other approvals on the proposed terms and schedule, the proposed transaction may not be consummated on the proposed terms and schedule, uncertainty of the expected financial performance of Willis following completion of the proposed transaction, Willis may not be able to achieve the expected cost savings, synergies and other strategic benefits as a result of the proposed transaction or may take longer to achieve the cost savings, synergies and benefits than expected, the integration of HRH with Willis's operations may not be successful or may be materially delayed or may be more costly or difficult than expected, general industry and market conditions, general domestic and international economic conditions and governmental laws and regulations affecting domestic and foreign operations.

For more information regarding other related risks, see Item 1A of Willis's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and Item 1A of HRH's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and similar sections of each company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2008. Copies of said 10-Ks and 10-Qs are available online at http://www.sec.gov or on request from the applicable company. You should not place undue reliance on forward-looking statements, which speak only as of the date of this communication. Except for any obligation to disclose material information under the Federal securities laws, Willis and HRH undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this communication.

Important Merger Information

In connection with the proposed transaction, Willis and HRH intend to file relevant materials with the Securities and Exchange Commission ("SEC"). Willis will file with the SEC a Registration Statement on Form S-4 that includes a proxy statement of HRH that also constitutes a prospectus of Willis. HRH will mail the proxy statement/prospectus to its shareholders. Investors are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Willis and HRH without charge, at the SEC's website (http://www.sec.gov) once such documents are filed with the SEC. You may also obtain these documents, free of charge, from Willis's website (www.willis.com) under the tab "Investor Relations" and then under the heading "Financial Reporting" then under the item "SEC Filings." You may also obtain these documents, free of charge, from HRH's website (www.hrh.com) under the heading "Investor Relations" and then under the tab "SEC Filings."

Willis, HRH and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from HRH shareholders in connection with the proposed transaction. Information about Willis's directors and executive officers is available in Willis's proxy statement, dated March 17, 2008. Information about HRH's directors and executive officers is available in HRH's proxy statement, dated March 31, 2008. Additional information about the interests of potential participants will be included in the prospectus/proxy statement when it becomes available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus, meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

CONTACT:
Willis Group Holdings Limited
Investors:
Kerry K. Calaiaro, +1-212-915-8084
kerry.calaiaro@willis.com
or
Media:
Willis:
Valerie Di Maria, +1-212-915-8272
valerie.dimaria@willis.com
or
Ingrid Bosch, +44 (0) 20 3124 7182
boschi@willis.com
or
HRH:
Carolyn Jones, 804-747-3108
carolyn.jones@hrh.com
or
Liz Cougot, 804-747-3120
liz.cougot@hrh.com